SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Computer Sciences Corporation
(Name of Registrant as Specified In Its Charter)

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Computer Sciences Corporation

Notice of Annual Meeting of Stockholders
on August 13, 2001

        The Annual Meeting of Stockholders of Computer Sciences Corporation will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 13, 2001 for the following purposes:

1. To elect a board of ten directors to serve for the ensuing year and until their successors are elected and qualified;

2. To vote upon the approval of the proposed 2001 Stock Incentive Plan; and

3. To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 15, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE MEETING PERSONALLY ARE URGED BY MANAGEMENT TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

Hayward D. Fisk
Vice President, General Counsel and Secretary

El Segundo, California
June 29, 2001

Computer Sciences Corporation
2100 East Grand Avenue
El Segundo, California 90245
(310) 615-0311

PROXY STATEMENT

        The Annual Meeting of Stockholders of Computer Sciences Corporation (“CSC” or the “Company”) will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 13, 2001 for the following purposes:

1. To elect a board of ten directors to serve for the ensuing year and until their successors are elected and qualified;

2. To vote upon the approval of the proposed 2001 Stock Incentive Plan; and

3. To transact such other business as may properly come before the meeting.

        The approximate date of mailing the proxy material is June 29, 2001.

SOLICITATION OF PROXIES

        This Proxy Statement is furnished to stockholders of the Company in connection with the solicitation of proxies for use at the Annual Meeting. This solicitation is made by the Board of Directors of the Company and the cost of solicitation will be borne by the Company. Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. In addition, the Company has engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost to the Company of approximately $9,000, not including incidental expenses.

        The Annual Report of the Company for the fiscal year ended March 30, 2001 is being mailed to stockholders under the same cover as this Proxy Statement.

        You are requested to complete, date, sign and return the enclosed proxy to ensure that your shares will be voted. All shares of Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares of Common Stock will be voted in favor of the election of the nominees to the Board of Directors and in favor of the approval of the proposed 2001 Stock Incentive Plan. The Company does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

        A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of the Company, by signing and returning a proxy bearing a later date or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting, however, will not in and of itself have the effect of revoking the proxy.

VOTING RIGHTS

        Only stockholders of record at the close of business on June 15, 2001 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The issued and outstanding capital stock of the Company at that date consisted of 169,230,494 shares of Common Stock.

        The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term “broker non-vote” refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the approval of the proposed 2001 Stock Incentive Plan are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting the shares.

        Holders of Common Stock are entitled to one vote for each share, except that stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of the Company that the stockholder desires that the voting for the election of directors be cumulative.

        Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. If the right to cumulative voting is exercised, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy, in order to elect the maximum number of the nominees set forth in ITEM I below.

        The approval of the proposed 2001 Stock Incentive Plan described in ITEM 2 below requires the affirmative vote of a majority of the total votes cast thereon, provided that the total votes cast thereon represent a majority of the outstanding shares of Common Stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following table sets forth information regarding beneficial ownership of Common Stock as of June 15, 2001 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the five executive officers of the Company named in the Summary Compensation Table on page 14, (iii) each of the directors of the Company and (iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, each such person or group has sole voting and investment power with respect to all shares beneficially owned.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class
Massachusetts Financial Services Company	10,770,756	(2)	6.4%	(2)
500 Boylston Street
Boston, Massachusetts 02116
DST Systems Inc.	8,649,142	(3)	5.1%	(3)
1055 Broadway
Kansas City, Missouri 64105
FMR Corp.	8,567,484	(4)	5.1%	(4)
82 Devonshire Street
Boston, Massachusetts 02109
Van B. Honeycutt	1,038,402	(5)		(5)(6)
Milton E. Cooper	306,543	(5)		(5)(6)
Edward P. Boykin	182,469	(5)(7)		(5)(6)(7)
Leon J. Level	181,863	(5)		(5)(6)
Hayward D. Fisk	28,925	(5)		(5)(6)
Irving W. Bailey, II	11,213	(8)		(6)(8)
Stephen L. Baum	1,280	(8)		(6)(8)
Rodney F. Chase	0			(6)
William R. Hoover	489,810	(9)		(6)
Thomas A. McDonnell	18,177	(5)(8)(10)		(5)(6)(8)(10)
F. Warren McFarlan	10,371	(8)		(6)(8)
James R. Mellor	7,324	(8)		(6)(8)
William P. Rutledge	2,776	(8)(11)		(6)(8)(11)
All executive officers and directors of the Company, as a group (16 persons)	2,374,742	(5)(8)(10)(12)	1.4%	(5)(8)(10)(12)

(1)	Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

(2)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001.

(3)	This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13D filed with the Securities and Exchange Commission on August 12, 1996.

(4)
This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001 with respect to Common Stock beneficially owned as of December 31, 2000. Based upon information contained therein (i) all of such shares are also deemed to be beneficially owned by Edward C. Johnson 3 [d] , Chairman of FMR Corp. and the owner of 12.0% of the outstanding voting stock of FMR Corp, by Abigail P. Johnson, a director of FMR Corp. and the owner of 24.5% of the outstanding voting stock of FMR Corp., and by certain members of the Johnson family, who together may be deemed to form a controlling group with respect to FMR Corp., (ii) Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 8,088,232 shares of Common Stock, and FMR Corp. and Edward C Johnson 3d each has sole dispositive power, but no voting power, with respect to these shares, (iii) Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR Corp., in its capacity as an investment manager of institutional accounts, beneficially owns 479,252 shares of Common Stock, and FMR Corp. and Edward C Johnson 3 [d] each has sole dispositive power with respect to all of these shares, sole voting power with respect to 413,452 of these shares and no voting power with respect to 65,800 of these shares, and (iv) Strategic Advisors, Inc., an investment advisor and wholly owned subsidiary of FMR Corp., in its capacity as an investment advisor to individuals, may beneficially own some of the shares indicated as beneficially owned by FMR Corp. and, if so, may have sole dispositive power but not sole voting power with respect to certain of such shares.

(5)
With respect to Messrs. Honeycutt, Cooper, Boykin, Level, Fisk, McDonnell and all executive officers and directors as a group, includes 1,032,364, 298,377, 147,169, 155,000, 27,632, 15,800 and 1,788,307 shares of Common Stock, respectively, subject to options which were outstanding on June 15, 2001 and which will be exercisable within 60 days thereafter. These shares have been deemed to be outstanding in computing the Percent of Class.

With respect to Messrs. Honeycutt, Level, Fisk and all executive officers and directors as a group, includes 6,038, 1,885, 1,293 and 12,985 shares of Common Stock, respectively, which are held for the accounts of such persons under the Company’s Matched Asset Plan and with respect to which such persons had the right, as of June 15, 2001, to give voting instructions to the Committee administering the Plan.

(6)	Less than 1%.

(7)	Mr. Boykin and his wife share voting and investment power with respect to 4,950 of these shares.

(8)
With respect to Messrs. Bailey, Baum, McDonnell, McFarlan, Mellor and Rutledge, includes 4,213, 1,280, 2,377, 5,571, 6,124 and 2,376 shares of Common Stock, respectively, which shares are subject to restricted stock units that were outstanding on June 15, 2001, and which shares would, pursuant to such restricted stock units, be distributed to such directors if their directorships were to terminate on August 15, 2001. These shares have been deemed to be outstanding in computing the Percent of Class.

(9)	Mr. Hoover and his wife share voting and investment power with respect to all of such shares.

(10)	Does not include the 8,649,142 shares of Common Stock indicated above as beneficially owned by DST Systems, Inc., of which Mr. McDonnell is President, Chief Executive Officer and a director.

(11)	Mr. Rutledge and his daughter share voting and investment power with respect to 200 of these shares.

(12)
Of such 2,374,742 shares of Common Stock, the executive officers and directors, as a group, have sole voting and investment power with respect to 1,879,782 shares, and shared voting and investment power with respect to 494,960 shares.

ITEM 1.

ELECTION OF DIRECTORS

        The Board of Directors consists of ten directors, each of whom will stand for reelection at the Annual Meeting. Each of the ten directors to be elected at the Annual Meeting will hold office for the ensuing year and until his or her successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the ten nominees named below.

        The following information with respect to each person nominated for election as a director has been furnished to the Company by the nominees as of June 15, 2001.

Name	Business Experience (1)	Director Since
Irving W. Bailey, II	President, Bailey Capital Corporation. Former Chairman and Chief Executive Officer of Providian Corporation. Director of High Speed Access Corp. Age 60.	1992

Stephen L. Baum	Chairman, President and Chief Executive Officer of Sempra Energy. Age 60.	1999

Rodney F. Chase	Deputy Group Chief Executive and Managing Director of BP p.l.c. Director of Diageo p.l.c. and The BOC Group p.l.c. Age 58.	2001

Van B. Honeycutt (2)	Chairman, President and Chief Executive Officer of the Company. Prior thereto, President and Chief Operating Officer of the Company. Director of Beckman Coulter, Inc. and Tenet Healthcare Corporation. Age 56.	1993

William R. Hoover	Chairman of the Executive Committee of the Board of Directors of the Company. Former Chairman, President and Chief Executive Officer of the Company. Director of Storage Technology Corporation and Rofin-Sinar Technologies Inc. Age 71.	1968

Leon J. Level	Vice President, Chief Financial Officer and Director of the Company. Director of UTi Worldwide Inc. Age 60.	1989

Thomas A. McDonnell	President, Chief Executive Officer and Director of DST Systems, Inc. Director of Euronet Services Inc., Informix Corporation, BHA Group Holdings, Inc., Blue Valley Ban Corp, Garmin Ltd. and Commerce Bancshares, Inc. Age 55.	1997

F. Warren McFarlan	Senior Associate Dean, Director of Asia-Pacific and Albert H. Gordon Professor of Business Administration, Graduate School of Business Administration, Harvard University. Director of Providian Financial Corporation and Li & Fung Limited. Age 63.	1989

James R. Mellor	Former Chairman, President and Chief Executive Officer of General Dynamics Corporation. Director of General Dynamics Corporation, Bergen Brunswig Corporation, USEC Inc. and Net2Phone, Inc. Age 71.	1992

William P. Rutledge	Former President, Chief Executive Officer and Director of Allegheny Teledyne Incorporated. Chairman of Communications & Power Industries, Inc. and First Federal Bank. Age 59.	1997

(1)	Represents the nominee’s principal occupation during the past five years and current directorships of publicly held companies and registered investment companies.

(2)	Effective July 1, 2001, Mr. Honeycutt will be Chairman and Chief Executive Officer of the Company.

        No nominee for director beneficially owns 1% or more of the outstanding shares of the Company. See note 10 on page 4 above, however.

        Article III, Section 15 of the Bylaws provides that a director shall not serve beyond, and shall automatically retire at, the close of the first annual meeting of stockholders held after the director shall become age 70; provided, however, that any person who was a director on December 6, 1996 and who was age 65 or older on such date may serve until, but shall automatically retire at, the close of the first annual meeting held after such director shall become age 72. Notwithstanding the foregoing, if the Board of Directors shall determine that it is in the best interests of the Company and its stockholders for a person to continue to serve as a director until the close of the annual meeting immediately following the annual meeting upon which Article III, Section 15 would otherwise require such person to retire, then such person shall not be so required to retire until the close of such later annual meeting.

        On May 7, 2001, the Board of Directors determined that it is in the best interests of the Company and its stockholders for Messrs. Hoover and Mellor to continue to serve as directors until the 2003 Annual Meeting of Stockholders.

        At the previous election of directors held at the Annual Meeting of Stockholders on August 14, 2000, approximately 87.3% of the outstanding shares eligible to vote were represented either in person or by proxy. More than 95% of the shares present and voting at the 2000 Annual Meeting of Stockholders voted for the director nominees.

Meetings of the Board of Directors and its Committees

        During the fiscal year ended March 30, 2001, the Board of Directors held 8 meetings. The incumbent directors, while serving during the last fiscal year, attended over 98% of the meetings of the Board of Directors and the committees of the Board on which they served.

        The standing committees of the Board of Directors of the Company include the Audit Committee, Compensation Committee, Corporate Governance Committee and Executive Committee. The Board of Directors does not have a Nominating Committee.

        Messrs. McFarlan (Chairman), Baum and McDonnell serve as the members of the Audit Committee, which during the last fiscal year held 6 meetings. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s charter is attached to this Proxy Statement as Appendix A. None of the members of the Audit Committee is, or has ever been, an employee of the Company or any of its subsidiaries, and each of them is “independent,” as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual.

        Messrs. Mellor (Chairman), Bailey and Rutledge serve as the members of the Compensation Committee, whose principal function is to determine the compensation of the executive officers, and to administer the Company’s stock incentive plans. During, the last fiscal year, the Compensation Committee held 4 meetings. None of the members of the Compensation Committee is, or has ever been, an employee of the Company or any of its subsidiaries.

        Messrs. Rutledge (Chairman), Baum and McFarlan serve as the members of the Corporate Governance Committee. The Corporate Governance Committee reviews the Corporation’s Stockholder Rights Plan, Bylaws and any change-in-control agreements involving management of the Corporation, and recommends to the Board of Directors any changes that the it deems to be in the best interests of the Corporation’s stockholders. None of the members of the Corporate Governance Committee is, or has ever been, an employee of the Company or any of its subsidiaries.

        Messrs. Hoover (Chairman), Honeycutt and Level serve as members of the Executive Committee which, within the limits of authority delegated by the full Board of Directors of the Company pursuant to standing and specific resolutions of the Board, acts on behalf of the Board. During the last fiscal year, the Executive Committee took action 7 times, either in meetings or pursuant to written consents.

        The independent members of the Board of Directors also meet at least once each year without the Company’s Chief Executive Officer or any other management director in attendance to recommend any actions they may deem advisable, consistent with the powers of the full Board. During the last fiscal year, the independent directors held one meeting.

Compensation of Directors

    Cash Compensation

        Each of the eight directors who is not an employee of the Company or any of its subsidiaries receives an annual retainer of $38,000 per year, and a meeting fee of $1,000 for each day of attendance, in person or telephonically, at a regularly scheduled Board meeting, and for each day of attendance in person at a special Board meeting. Each such director who is a member of the Audit Committee or Compensation Committee receives an additional $5,000 per year and a meeting fee of $1,000 for each day of attendance, in person, at any meeting of such Committee held on a day upon which there is not also a Board meeting. The members of the Corporate Governance Committee receive a meeting fee of $1,000 for each day of attendance, in person or telephonically, at a meeting of such Committee.

    Restricted Stock Units

        Each of the seven directors who is not, and has never been, an employee of the Company or any of its subsidiaries has been awarded restricted stock units (“RSUs”). When a holder of RSUs ceases to be a director of the Company, the RSUs are automatically redeemed for shares of Common Stock and dividend equivalents with respect to such shares. The number of shares to be delivered upon redemption is equal to the number of RSUs that are vested at the time the holder ceases to be a director. At the holder’s election, which must be made within 30 days after the date of the award, the RSUs may be redeemed (i) as an entirety, upon the day the holder ceases to be a director, or (ii) in substantially equal amounts upon the first five, ten or fifteen anniversaries of such termination of service.

        The RSUs vest on August 11 of each year, and each of the holders other than Mr. Chase has approximately 640 RSUs that will vest on August 11, 2001. Mr. Chase became a director on June 11, 2001, and was awarded 640 RSUs that will vest on August 11, 2002.

ITEM 2.

PROPOSED 2001 STOCK INCENTIVE PLAN

        As of June 15, 2001, an aggregate of 1,795,357 shares of CSC Common Stock remained available under the Company’s seven stock incentive plans for issuance to employees pursuant to grants of stock options, restricted stock, stock appreciation rights or other stock-based incentives. The Board of Directors believes that such number of shares is insufficient to allow the Company to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees. In order to increase the aggregate number of shares available for issuance to employees pursuant to stock-based incentives, the Board adopted the 2001 Stock Incentive Plan (the “2001 Plan”) on June 11, 2001 and is submitting it to the stockholders for their approval at the Annual Meeting.

        The following description of the 2001 Plan is qualified in its entirety by reference to the full text of the 2001 Plan, a copy of which is attached as Appendix B to this Proxy Statement.

General

        Each employee of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the 2001 Plan. The maximum number of shares of CSC Common Stock that may be issued pursuant to awards granted under the 2001 Plan is 8,000,000, subject to certain adjustments to prevent dilution.

        The 2001 Plan will be administered by a committee of two or more nonemployee directors appointed by the Board of Directors (the “Committee”). Subject to the provisions of the 2001 Plan, the Committee will have full and final authority to select the employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

Awards

        The 2001 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (i) shares of CSC Common Stock, (ii) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to CSC Common Stock, or (iii) any other security or benefit with a value derived from the value of CSC Common Stock. The maximum number of shares of CSC Common Stock with respect to which options or rights may be granted under the 2001 Plan to any employee during any fiscal year is 500,000, subject to certain adjustments to prevent dilution.

        Awards under the 2001 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of CSC Common Stock for any lawful consideration, including services rendered.

        An award granted under the 2001 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be a tax-benefited incentive stock option or a nonqualified stock option that is not tax-benefited. See “Federal Income Tax Treatment” below. The maximum number of shares of CSC Common Stock that may be issued to employees pursuant to tax-benefited incentive stock options granted under the 2001 Plan is 8,000,000, subject to certain adjustments to prevent dilution.

        An award under the 2001 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient’s tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 2001 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to “pyramid” his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

Plan Duration

        The 2001 Plan became effective upon its adoption by the Board of Directors on June 11, 2001, but no shares of CSC Common Stock may be issued or sold under the 2001 Plan until it has been approved by the Company’s stockholders. No awards may be granted under the 2001 Plan after June 11, 2011. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of CSC Common Stock may be issued pursuant to any award after June 11, 2021.

Limitation on Repricing of Stock Options

        The 2001 Plan prohibits the Company from taking any action that would directly or indirectly reduce the exercise price of an outstanding stock option granted under the 2001 Plan if such action would cause the Company to recognize, for financial statement reporting purposes, an increase in the compensation cost attributable to such stock option. This provision of the 2001 Plan may not be amended without the approval of the Company’s stockholders.

Plan Amendments

        The Board of Directors may amend or terminate the 2001 Plan at any time and in any manner, subject to the following:

(1)	no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination;

(2)
if any national securities exchange upon which any of the Company’s securities are listed requires that any such amendment be approved by the Company’s stockholders, then such amendment will not be effective until it has been approved by the Company’s stockholders; and

(3)	any amendment of the provision of the 2001 Plan described in “Limitation on Repricing of Stock Options” above requires the approval of the Company’s stockholders.

Effect of Section 16(b) of the Securities Exchange Act of 1934

        The acquisition and disposition of CSC Common Stock by officers, directors and more than 10% stockholders of the Company (“Insiders”) pursuant to awards granted to them under the 2001 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of CSC Common Stock by an Insider within six months before or after a sale of CSC Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 2001 Plan is designed to comply with Rule 16b-3.

Federal Income Tax Treatment

        The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the 2001 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. An award may be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise.

    Incentive Stock Options

        Pursuant to the 2001 Plan, employees may be granted options that are intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code. Except as described in the following two sentences, the optionee generally is not taxed and the Company is not entitled to a deduction on the grant or exercise of an incentive stock option, provided the option is exercised while the optionee is an employee of the Company or within three months following termination of employment (one year if termination is due to permanent disability). The amount by which the fair market value of the shares acquired upon exercise of the option exceeds the exercise price will be included as a positive adjustment in the calculation of the optionee’s “alternative minimum taxable income” in the year of exercise. The “alternative minimum tax” imposed on individual taxpayers is generally equal to the amount by which a specified percentage of the individual’s alternative minimum taxable income (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

        If the optionee sells shares acquired upon exercise of an incentive stock option at any time within one year after the date of exercise or two years after the date of grant of the option, then:

(1)	the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the shares on the date of exercise;

(2)
the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sales price or the fair market value of the shares on the date of exercise over the exercise price of the option;

(3)	the optionee will recognize capital loss equal to the excess, if any, of the exercise price over the sales price; and

(4)	the Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

        If the optionee sells shares acquired upon exercise of an incentive stock option at any time after the first anniversary of the date of exercise and the second anniversary of the date of grant of the option, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of the option, and the Company will not be entitled to any deduction.

    Nonqualified Stock Options

        The grant of an option or other similar right to acquire CSC Common Stock that does not qualify for treatment as an incentive stock option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction equal to such amount. See “Special Rules for Awards Granted to Insiders,” however, below. A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to such shares plus the ordinary income recognized with respect to such shares.

    Restricted Stock

        Awards to employees under the 2001 Plan may include sales, bonuses or other grants of shares that are subject to restrictions or vesting schedules. The recipient will generally not be taxed until the restrictions on such shares expire or are removed, at which time he or she will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares at that time over the purchase price. If the recipient makes an election under Section 83(b) of the Internal Revenue Code (a “Section 83(b) Election”) within 30 days after receiving restricted shares, he or she will recognize ordinary income, and the Company will be entitled to a deduction, on the date of receipt of the restricted shares, equal to the excess of the fair market value of the shares on that date over the purchase price.

    Special Rules for Awards Granted to Insiders

        If an Insider exercises an option within six months of the date of grant, or receives an award of restricted shares, the Insider will generally not recognize ordinary income until the date of sale of the shares or, if earlier, six months after the date of grant of the option or award of the restricted shares. If the Insider makes a Section 83(b) Election within 30 days after the date (the “Acquisition Date”) of the exercise of the option or the award of the restricted shares, he or she will recognize ordinary income on the Acquisition Date equal to the excess of the fair market value of the shares on that date over the exercise or purchase price. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

    Miscellaneous Tax Issues

        Awards may be granted under the 2001 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

        Generally, the Company will be required to make arrangements for withholding applicable taxes with respect to ordinary income recognized by an employee in connection with awards made under the 2001 Plan. Special rules will apply in cases where the recipient of an award pays the exercise or purchase price of the award or applicable withholding tax obligations by delivering previously owned shares or by reducing the number of shares otherwise issuable pursuant to the award. Such delivery of shares will in certain circumstances result in the recognition of income with respect to such shares.

        The terms of the agreements pursuant to which specific awards are made to employees under the 2001 Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Internal Revenue Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any “excess parachute payment” and the Company will be denied any deduction with respect to such payment. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent such compensation exceeds $1,000,000 in a given year.

Board Recommendation

        The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the 2001 Plan in order to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

        The Board of Directors Unanimously Recommends that Stockholders Vote for the Approval of the proposed 2001 Stock Incentive Plan. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

EXECUTIVE COMPENSATION

Report of Compensation Committee on Annual Compensation of Executive Officers

    General

        The Company’s executive compensation program is designed to provide competitive levels of compensation and long-term incentives based on the Company’s performance, and includes base salary, annual incentive awards and stock option grants. At the election of the executive officer, the annual incentive award may be paid in the form of cash or stock options, or may be deferred. The Company has also adopted various employee benefit plans, including retirement plans, health plans, insurance plans and others, in which executive officers are eligible to participate.

        Executive compensation levels and the mix of pay components (base salary and short-term and long-term incentives) are determined by the Compensation Committee. An executive’s base salary and stock option awards are based primarily upon his or her position and long-term contribution to the Company. The annual incentive award is based primarily upon the performance of the executive’s business unit compared to prior year performance and established annual goals. Performance factors include revenue, earnings before interest and taxes (“EBIT”), EBIT margin, operating days’ sales outstanding (“DSO”) and earnings per share (“EPS”), as well as specific individual achievements. The Compensation Committee also considers qualitative factors such as experience and length of service with the Company in determining compensation amounts.

        In addition, the Compensation Committee considers executive compensation data from comparable companies. CSC retained Hewitt Associates, a recognized international compensation consulting firm, to conduct a study of executive compensation at 11 publicly-held companies reflecting the Company’s business mix, primarily in the information technology and services industries. The annual revenues of the companies in this comparator group ranged from $2 billion to $88 billion. The study covered each of the pay components and included regression analysis on the 50th and 75th percentile pay levels.

        Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1,000,000 paid to the Chief Executive Officer or the four other most highly compensated executive officers of the Company. The Company’s executive compensation program takes into account such potential limitations on tax deductions, but does not require that all compensation qualify for exemption from Section 162(m).

        The Compensation Committee believes that the Company’s executive compensation program allows the Company to attract and retain outstanding executives in the information technology field and is well structured to align management’s and stockholders’ interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

    Relationship of Company Performance to Executive Compensation

        Fiscal year 2001 compensation was determined on an individual basis in accordance with the policies and programs described above. Fiscal year 2001 revenue was $10.5 billion, up 12.3% over the prior fiscal year; EBIT before special items was $653 million, down 5.8%; EBIT margin was 6.2%, compared to 7.4%; DSO increased to 79 from 73; and EPS before special items was $2.28, down 10.6%. In light of the global slowdown in demand for consulting and systems integration services and the effects of foreign currency, revenue growth was considered strong. The decrease in EBIT, EBIT margin, and EPS, and the increase in DSO, reflected the same market and currency conditions, in addition to select Company performance issues. These results were considered mixed and compared accordingly to the results of the Company’s comparator group.

    Fiscal Year 2001 Stock Option Grants

        The Company granted stock options to various executive officers during fiscal year 2001, including each of the five Named Executive Officers, as shown in the Option Grants in Last Fiscal Year table on page 15.

    Chief Executive Officer Compensation

        The Company has entered into an Employment Agreement with Mr. Honeycutt, the terms and conditions of which are described on page 18. For fiscal year 2001, Mr. Honeycutt’s base salary was increased 7% to $1,112,800, and he was awarded 300,000 stock options (not including options awarded in lieu of the cash bonus he earned during the fiscal year). In determining Mr. Honeycutt’s compensation for fiscal year 2001, the Committee reviewed the compensation of chief executive officers at the comparator companies. The Committee also considered the Company’s financial performance for fiscal year 2000, Mr. Honeycutt’s individual performance during that year and his long-term contributions to the success of the Company. During fiscal year 2000, revenue growth of 15.5%, EBIT growth of 21.7%, EBIT margin of 7.4%, DSO of 73, and growth in EPS (before special items) of 20.3% were considered strong results.

        As of June 15, 2001, Mr. Honeycutt had options to purchase an aggregate of 2,062,710 shares of CSC Common Stock and beneficially owned 1,038,402 shares of CSC Common Stock, including 1,032,364 shares subject to options which will be exercisable on or prior to August 14, 2001.

    Conclusion

        The Committee believes that this executive compensation program serves the interests of stockholders and the Company effectively given Company and market performance. The various pay vehicles offered are appropriately balanced to motivate executives to contribute to the Company’s overall future successes, thereby enhancing the value of the Company for the stockholders.

        We will continue to address the effectiveness of the Company’s total compensation program to meet the needs of the Company and serve the interests of its stockholders.

James R. Mellor
Irving W. Bailey, II
William P. Rutledge

Summary Compensation Table

        The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the “Named Executive Officers”) for services rendered to the Company in all capacities during the fiscal years ended March 30, 2001, March 31, 2000 and April 2, 1999.

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation		All Other Compensation (5) ($)
		Salary (3) ($)	Bonus (4) ($)		Options (#)
Van B. Honeycutt (1)	2001	1,104,985	1,041,186		300,000		33,200
Chairman, President and	2000	1,036,154		(6)	289,209	(6)	30,408
Chief Executive Officer	1999	980,793		(6)	242,627	(6)	27,473

Milton E. Cooper (2)	2001	457,693	546,000		8,000		8,851
Corporate Vice President	2000	427,846	212,200	(6)	30,377	(6)	8,054
	1999	400,231	321,600		20,000		6,367

Edward P. Boykin (1)	2001	470,693		(6)	51,238	(6)	19,633
Corporate Vice President and President,	2000	428,723		(6)	40,705	(6)	17,650
Financial Services Group	1999	386,446	310,720		20,000		9,626

Leon J. Level	2001	468,716	228,700		30,000		12,887
Corporate Vice President and	2000	430,950	430,800		20,000		8,996
Chief Financial Officer	1999	405,959	326,400		20,000		6,131

Hayward D. Fisk	2001	370,477	126,600		10,000		2,661
Corporate Vice President,	2000	343,269		(6)	14,896	(6)	2,491
General Counsel and Secretary	1999	320,873	161,250		10,000		2,299

(1)	Effective July 1, 2001, Mr. Honeycutt will be Chairman and Chief Executive Officer, and Mr. Boykin will be President and Chief Operating Officer.

(2)	Mr. Cooper retired on June 1, 2001. Until March 1, 2001, he was President of the Company’s Federal Sector.

(3)	The amounts shown reflect all salary earned during the covered fiscal year.

(4)
Bonuses earned during any fiscal year are determined and paid in the following fiscal year pursuant to the Annual Incentive Plan. Payment of such bonuses may be deferred pursuant to the Deferred Compensation Plan. The amounts shown reflect all bonuses earned during the covered fiscal year, whether or not payment thereof was deferred.

(5)
The amounts shown for Messrs. Honeycutt, Cooper, Boykin and Level include preferential interest (that portion of interest considered to be at above-market rates pursuant to the rules of the Securities and Exchange Commission) accrued under the Deferred Compensation Plan as follows: (a) fiscal year 2001—$30,650, $6,180, $16,909 and $10,196, respectively; (b) fiscal year 2000—$27,835, $5,557, $15,102 and $6,497, respectively; and (c) fiscal year 1999—$25,198, $4,106, $7,348 and $3,859, respectively.

The balance of the amounts shown reflect contributions by the Company to a Section 401(k) plan that provides for a Company contribution equal to 50% of the first 3% of base salary (not in excess of the maximum base salary specified in the Internal Revenue Code—$170,000 for calendar year 2001) contributed by the employee. Messrs. Honeycutt, Cooper, Boykin, Level and Fisk also participate in defined benefit plans. See “Defined Benefit Plans” on page 16.

(6)	The amounts shown in the Options column include discount stock options granted in lieu of cash bonuses.

The amount shown for Mr. Boykin in fiscal year 2001 includes 21,238 shares underlying a stock option granted in lieu of a cash bonus of $370,600 that was earned during such fiscal year. This stock option has an exercise price of $8.73 per share and becomes exercisable to purchase one-third of the underlying shares on April 25, 2002, 2003 and 2004.

The amounts shown for Messrs. Honeycutt, Cooper, Boykin and Fisk in fiscal year 2000 include 39,209, 5,377, 10,705 and 4,896 shares, respectively, underlying stock options granted in lieu of a cash bonus of $1,547,500, $212,200, $422,480 and $193,200, respectively, that was earned during such fiscal year. These stock options have an exercise price of $19.73 per share and become exercisable to purchase one-third of the underlying shares on May 3, 2001, 2002 and 2003.

The amount shown for Mr. Honeycutt in fiscal year 1999 includes 42,627 shares underlying stock options granted in lieu of a cash bonus of $1,237,500 that was earned during such fiscal year. These stock options have an exercise price of $14.52 per share and become exercisable to purchase one-third of the underlying shares on May 10, 2000, 2001 and 2002.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended March 30, 2001. No stock appreciation rights were granted in such fiscal year.

	Individual Grants
Name	Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($)/sh.	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
						5% ($)	10% ($)
Van B. Honeycutt	300,000	(1)	8.97	78.94	5/3/2010	14,893,011	37,741,814
	32,674	(2)	.98	19.73	5/3/2010	3,556,450	6,044,990
Milton E. Cooper	8,000	(3)	.24	78.94	5/3/2010	397,147	1,006,448
	4,481	(2)	.13	19.73	5/3/2010	487,741	829,026
Edward P. Boykin	30,000	(1)	.90	78.94	5/3/2010	1,489,301	3,774,181
	8,921	(2)	.27	19.73	5/3/2010	971,020	1,650,467
Leon J. Level	30,000	(1)	.90	78.94	5/3/2010	1,489,301	3,774,181
Hayward D. Fisk	10,000	(1)	.30	78.94	5/3/2010	496,434	1,258,060
	4,080	(2)	.12	19.73	5/3/2010	444,094	754,837

(1)
These nonqualified stock options have an exercise price equal to the market value of the underlying shares on the date of grant, and become exercisable to purchase 20% of the underlying shares on each of the first five anniversaries of the date of grant of the option.

(2)	These discount stock options were granted in lieu of a cash bonus for fiscal year 2000. (See Note (6) to the Summary Compensation Table on page 14).

(3)
This nonqualified stock option has an exercise price equal to the market value of the underlying shares on the date of grant, and became exercisable to purchase 100% of the underlying shares on the first anniversary of the date of grant of the option.

(4)
Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission requirements, and the Company cannot predict whether these values will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

        The following table sets forth information concerning stock options the Named Executive Officers exercised during the fiscal year ended March 30, 2001, and stock options they held on March 30, 2001.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)
			Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Van B. Honeycutt	0	0	816,567	796,355	9,051,925	1,124,414
Milton E. Cooper	36,000	2,331,090	231,000	66,481	3,371,375	56,531
Edward P. Boykin	0	0	111,600	98,921	694,360	112,544
Leon J. Level	15,000	1,016,250	131,000	74,000	1,614,125	0
Hayward D. Fisk	0	0	15,200	35,680	15,700	51,472

(1)
The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of Common Stock on March 30, 2001 (based on the $32.35 closing price of Common Stock on that date reported on the Composite Tape for New York Stock Exchange listed companies).

Defined Benefit Plans

        Messrs. Honeycutt, Cooper, Boykin, Level and Fisk participate in the Pension Plan and the Supplemental Executive Retirement Plan (the “SERP”).

    Pension Plan

        The Pension Plan is a contributory, career average defined benefit plan. Benefits are determined based on the participant’s average base salary during all years of participation, although employees who participated in the Pension Plan prior to January 1, 1987 received an update of the benefits earned to that date based on their average base salary for the five years ended December 31, 1986. There is no deduction for Social Security or other offset amounts, and base salary does not include any bonus, overtime or shift differential compensation.

        Pursuant to Internal Revenue Code requirements, the maximum base salary covered by the Pension Plan is limited each year. For calendar year 2001, the maximum base salary is $170,000. The excess benefit that would be payable under the Pension Plan absent these limitations (the “Excess Benefit”), is paid under the SERP to persons who participate in both Plans, as described in the following section.

        Normal retirement under the Pension Plan is age 65 or older, and there is a 6% reduction in benefits for each year by which a participant’s age at retirement is less than 65. Assuming no increase in base salary, the estimated annual benefit under the Pension Plan and the Excess Benefit restoration provision of the SERP, on a single life annuity basis, payable to Messrs. Honeycutt, Boykin, Level and Fisk upon retirement at age 65 is $384,348, $124,818, $138,546 and $132,568, respectively. The annual benefit under the Pension Plan and the Excess Benefit restoration provision of the SERP payable to Mr. Cooper, who retired on June 1, 2001 at age 62 years and 8 months, is $80,571.

    Supplemental Executive Retirement Plan

        The SERP provides retirement benefits to certain designated officers and key executives of the Company who satisfy its minimum service requirements. It provides two types of benefits: (i) as described above, an Excess Benefit restoration, which restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits on the base salary used to compute those benefits ($170,000 in calendar year 2001), is provided for SERP participants who also participate in the Pension Plan, and (ii) as described below, an Additional Benefit is provided for all SERP participants.

        The Additional Benefit is payable to the participant for his or her lifetime in an annual amount equal to 50% of the average of the participant’s highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the death of the participant, a spousal benefit of 50% of the participant’s benefit is generally payable for the spouse’s lifetime.

        Payment of the Additional Benefit commences upon normal retirement at age 62 or older, or, in the sole discretion of the Chief Executive Officer, upon early retirement at age 61 or younger. Except as set forth in the following paragraph, the amount of the Additional Benefit payable will be reduced by 5% for each year by which the participant’s age at retirement is less than 62, and by  1 /12 for each year by which the participant’s period of continuous employment is less than 12 years.

        If there were a Change in Control (as defined) and a participant either (i) had an involuntary termination of employment, or a voluntary termination of employment for Good Reason (as defined), within three years thereafter or (ii) had any voluntary termination of employment more than one but within three years thereafter, then payment of the Additional Benefit would commence upon such termination of employment and would be calculated as if the participant were age 62 or older and had at least 12 years of continuous employment.

        For the fiscal year ended March 30, 2001, the base salary covered by the SERP for Messrs. Honeycutt, Cooper, Boykin, Level and Fisk was $1,104,985, $457,693, $470,693, $468,716 and $370,477, respectively. Assuming no increase in base salary, the estimated annual Additional Benefit, on a single life annuity basis, payable to Messrs. Honeycutt, Level and Fisk upon retirement at age 62 is $536,593, $218,470 and $169,591, respectively. The estimated annual Additional Benefit, on a single life annuity basis, payable to Mr. Boykin if he were to retire on June 1, 2001, at age 62 years and 7 months, is $213,561. The annual Additional Benefit payable to Mr. Cooper, who retired on June 1, 2001 at age 62 years and 8 months, is $208,620.

        All stock options held by SERP participants vest in full and become exercisable to purchase all of the underlying shares upon a Change in Control.

Severance Plan

        Messrs. Honeycutt, Boykin, Level and Fisk also participate in the Severance Plan for Senior Management and Key Employees (the “Severance Plan”), which provides certain benefits to participants in the event of a change in control of the Company.

        If there were a Change in Control (as defined) and any of them either (i) had a voluntary termination of employment for Good Reason (as defined) within two years thereafter or (ii) had an involuntary termination of employment, other than for death, disability or Cause (as defined), within three years thereafter, then he would receive a one-time payment and medical benefits during a specified period after termination. Mr. Honeycutt would also be entitled to a one-time payment and medical benefits if he had a voluntary employment termination, with or without Good Reason, during the thirteenth month following a Change in Control.

        The amount of the one-time payment is equal to a multiple of the participant’s then-current annual base salary, plus the average annual incentive bonus paid or determined with respect to the three fiscal years preceding the participant’s termination of employment. The multiple is two for Messrs. Boykin, Level and Fisk, and three for Mr. Honeycutt. The number of years after termination of employment during which a participant would receive medical benefits is equal to the applicable multiple (two or three).

        In addition, the Severance Plan provides that the Company would reimburse participants for all excise taxes they would be required to pay as a consequence of a Change in Control.

Employment Agreement

        Pursuant to an Employment Agreement dated as of May 1, 1999, the Company has agreed to employ Mr. Honeycutt as its Chairman and Chief Executive Officer at a minimum annual base salary of $1,040,000. Mr. Honeycutt will report directly to the Board of Directors, and his salary will be subject to annual review and adjustment by the Board. Mr. Honeycutt will participate in the Company’s employee benefits plans and its bonus, stock option and other incentive compensation plans on terms no less favorable than those applying to other senior officers of the Company.

        If Mr. Honeycutt’s employment is terminated for disability or by death, he or his estate will receive: (1) base salary through the date of termination; (2) a pro rata annual bonus based upon his maximum bonus opportunity for such year; (3) immediate vesting of all long term incentive awards; and (4) immediate vesting of all stock options and restricted stock.

        If Mr. Honeycutt resigns for Good Reason (as defined) or is terminated by the Company without Cause (as defined), he will receive: (1) base salary through the date of termination; (2) a pro rata annual bonus based upon his maximum bonus opportunity for such year; (3) immediate vesting of all long term incentive awards; (4) immediate vesting of all stock options and restricted stock that would otherwise have vested within the following three years, and extension of the stock option exercise period until the earlier of the option expiration date or the third anniversary of the employment termination date; (5) a severance payment in an amount equal to the product of (a) the number of years (including fractions thereof), but not in excess of three, by which the termination date precedes his 62nd birthday, multiplied by (b) the sum of his annual base salary, as in effect immediately prior to termination, plus his average annual bonus paid, deferred or determined during the three most recent fiscal years for which bonuses were determined; (6) continuation of all health and welfare benefits for the number of years (including fractions thereof), but not in excess of three, by which the termination date precedes his 62nd birthday; and (7) SERP retirement or early retirement benefits calculated as if he had terminated employment at an age equal to the lesser of (a) 62 or (b) the sum of his actual age plus three.

        The initial four-year term of the Employment Agreement will automatically be extended for one additional four-year term unless the Company or Mr. Honeycutt gives written notice to the other, at least 60 days prior to the expiration of such term, of an intention not to extend. Any such notice by the Company will be treated as a termination without Cause, unless the Company can establish grounds that would justify a termination for Cause.

Comparison of Cumulative Total Return

        The following graph demonstrates the performance of the cumulative total return on Common Stock during the previous five fiscal years in comparison to the cumulative total return on the Standard & Poor’s 500 Stock Index and the Goldman Sachs Technology Services Index.

COMPARISON OF CUMULATIVE TOTAL RETURN
Dollars
260
240
220
200
180
160
140
120
100
80
FY 1996
FY 1997
FY 1998
FY 1999
FY 2000
FY 2001
CSC
S&P 500
Goldman Sachs Technology Services Index

Indexed Return (1996 = 100)*

	Return 1997	Return 1998	Return 1999	Return 2000	Return 2001	CAGR
CSC Common Stock	-11.72%	77.07%	0.34%	43.37%	-59.12%	-1.67%
S&P 500 Index	19.82%	48.00%	18.46%	17.94%	-21.68%	14.18%
Goldman Sachs Technology Services Index	-5.52%	45.25%	6.73%	17.29%	-11.27%	8.80%

*
Assumes $100 invested on April 1, 1996 in Computer Sciences Corporation Common Stock, the S&P 500 Index, and the Goldman Sachs Technology Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        DST Systems, Inc. provides data processing and consulting services and licenses certain software products to the Company. During fiscal year 2001, the Company incurred aggregate expenses of $14,288,599 related thereto. DST Systems, Inc. beneficially owns 5.1% of the outstanding Common Stock, and Thomas A. McDonnell, President, Chief Executive Officer and Director of DST Systems, Inc., is a Director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company’s knowledge, based solely on review of information furnished to CSC, reports filed through CSC and representations that no other reports were required, during the fiscal year ended March 30, 2001, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in a timely manner.

REPORT OF AUDIT COMMITTEE

        The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended March 30, 2001, and discussed them with management and with Deloitte & Touche LLP, the Company’s independent auditors. The Audit Committee also discussed with the independent auditors the materials required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence.

        Based on such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2001 for filing with the Securities and Exchange Commission.

        The Audit Committee also determined that the provision of non-audit services by Deloitte & Touche LLP during the fiscal year ended March 30, 2001 was compatible with maintaining their independence.

        Based on the foregoing, the Audit Committee recommended to the Board of Directors, and the Board approved, the selection of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending March 29, 2002.

F. Warren McFarlan
Stephen L. Baum
Thomas A. McDonnell

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    General

        Deloitte & Touche LLP has acted as the Company’s independent public accountant for more than 38 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting, will be afforded the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

    Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended March 30, 2001 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $2,613,000.

    Financial Information Systems Design and Implementation Fees

        During the fiscal year ended March 30, 2001, Deloitte & Touche LLP did not provide to the Company any information technology services relating to financial information systems design or implementation.

    All Other Fees

        The aggregate fees billed by Deloitte & Touche LLP for services rendered for the fiscal year ended March 30, 2001, other than the services described in “Audit Fees” above, were $2,269,000. Such services included tax consulting, expatriate tax services, third party reviews, foreign statutory reporting, employee benefit plan audits, government contract training services and accounting research consultation.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Any stockholder who wishes to present a proposal to the Company’s 2002 Annual Meeting of Stockholders must either: (i) submit the proposal to Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention: Secretary, not later than March 1, 2002, in which case the proposal will be included, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2002 Annual Meeting; or (ii) give notice of such proposal to the Company in the manner prescribed in the Company’s Bylaws, which notice must be delivered to, or mailed and received by the Company at the foregoing address between March 16, 2002 and April 15, 2002, in which case the proposal will not be included in the Company’s proxy statement and form of proxy relating to its 2002 Annual Meeting.

OTHER MATTERS

        The Management of the Company knows of no other business to be presented at the meeting. If, however, other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

Hayward D. Fisk
Vice President, General Counsel and Secretary

June 29, 2001
APPENDIX A

COMPUTER SCIENCES CORPORATION
AUDIT COMMITTEE CHARTER

        RESOLVED, that the Audit Committee shall consist of no less than three independent outside directors of the Corporation;

        RESOLVED FURTHER, that the Audit Committee shall meet prior to the close of each fiscal year to consider the scope of the audit for such fiscal year, and meet after the close of each fiscal year to review the annual report to stockholders for the fiscal year, and convene other meetings as may be called by the Committee Chairman;

        RESOLVED FURTHER, that the members of the Audit Committee shall be appointed at the Annual Organizational Meeting of the Board of Directors and they shall each serve a term of one year, or until their successors are appointed by the Board of Directors;

        RESOLVED FURTHER, that the Audit Committee shall have the following duties and powers:

1.
The Audit Committee shall recommend to the Board of Directors the independent accountants to act as the Corporation’s auditors. The Corporation’s independent auditors shall be appointed by the Board of Directors.

2.	The Audit Committee may propose to the Board of Directors the removal and replacement of the Corporation’s independent auditors.

3.
The Audit Committee shall recommend annually to the Board of Directors the extent of the independent auditors’ engagement. The Corporation’s independent auditors shall submit to the Audit Committee an estimate of their annual charges, which estimate shall be reviewed and approved by the Audit Committee.

4.
The Audit Committee shall meet with the independent auditors upon completion of the annual audit and at such other times as the Committee deems appropriate. The Committee shall review the Corporation’s financial statements, the related report of the independent auditors and management’s draft of the Annual Report, as well as any other matters. The Audit Committee shall present the results of its review to the Board of Directors.

5.	The Audit Committee shall meet periodically with the Corporation’s Internal Audit Director to review:

(a)	the Corporation’s internal controls, including computerized information system controls and security;

(b)	recommendations of both the independent auditors and the internal auditors together with management’s responses thereto; and

(c)	findings with respect to the expense reports of corporate officers and others who report directly to the Chief Executive Officer.

6.
The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee. However, the day-to-day relationship with the independent auditors and direction of the internal audit staff shall continue to be the responsibility of the Vice President and Chief Financial Officer. The Audit Committee may direct any corporate officer or their subordinates, the Corporation’s independent auditors and the Corporation’s internal audit staff to inquire into and report to the Audit Committee on any matter.

7.	The Audit Committee shall meet privately at least once a year with the independent auditors and with the Internal Audit Director to discuss issues as deemed appropriate.

8.
The Audit Committee Chairman, who shall be elected by the Board, shall ensure that Committee minutes for each meeting are prepared. Minutes of each Audit Committee meeting shall be signed by the Chairman of the Audit Committee and delivered to the Secretary of the Corporation for retention. The Audit Committee Chairman shall report the results of each committee meeting to the Board of Directors.

9.	The Audit Committee shall be notified in advance of any plan by management to replace or demote either the Chief Financial Officer or the Internal Audit Director.

10.	As to the independent auditors, the Audit Committee will be informed:

(a)	by management, if the independent auditors have been threatened with competitively bidding the annual audit engagement;

(b)	by management, of any proposal to outsource either the internal audit function or the MIS function to the Corporation’s independent auditor;

(c)	by the independent auditors, annually, of how much of their practice the Corporation’s business represents; and

(d)	by the independent auditors, of the relationship between annual audit fees and total annual fees paid for all services.

11.	The Audit Committee will assess periodically the adequacy of this Audit Committee charter and the Chairman of the Audit Committee will report the results of the assessment to the Board of Directors.

12.
The Audit Committee will prepare an annual report to be included in the Corporation’s Proxy Statement, commencing with the Proxy Statement for the 2001 Annual Meeting of Stockholders. The report will state whether:

(a)	The Audit Committee has reviewed and discussed the audited financial statements with management.

(b)	The Audit Committee has discussed with the independent auditors the materials required to be discussed by SAS-61, as it may be modified or supplemented.

(c) The Audit Committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors their independence.

(d)
Based on the review and discussions referred to in paragraphs (a) through (c) above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

        This report will appear over the printed names of each member of the Audit Committee.

13.	The Audit Committee will review annually the independence of its members as required by the New York Stock Exchange.
APPENDIX B

COMPUTER SCIENCES CORPORATION
2001 STOCK INCENTIVE PLAN

        SECTION 1:    Purpose of Plan

        The purpose of this 2001 Stock Incentive Plan (“Plan”) of Computer Sciences Corporation, a Nevada corporation (the “Company”), is to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company.

        SECTION 2:    Persons Eligible Under Plan

        Any person, including any director of the Company, who is an employee of the Company or any of its subsidiaries (an “Employee”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

        SECTION 3:    Awards

        (a)  The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with an Employee that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock, par value $1.00 per share, of the Company (“Common Shares”), or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

        (b)  Awards are not restricted to any specified form or structure and may include, but are not limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

        (c)  Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

        (d)  Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things:

(i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an “Incentive Stock Option”);

        (ii)  a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, and/or to pay such recipient’s tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including “pyramiding”) or other property, and/or by reducing the amount of Common Shares or other property otherwise issuable pursuant to such Award; or

        (iii)  a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof.

        (e)  Notwithstanding any other provision of this Plan, the maximum number of Common Shares with respect to which options or rights may be granted under this Plan to any Employee during any fiscal year shall be 500,000, subject to adjustment as provided in Section 7 hereof.

        SECTION 4:    Stock Subject to Plan

        (a)  The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 8,000,000, subject to adjustment as provided in Section 7 hereof.

        (b)  At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) granted under this Plan shall not exceed 8,000,000, subject to adjustment as provided in Section 7 hereof.

        (c)  For purposes of Section 4(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i)  the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii)  the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient’s tax withholding obligation with respect to such issuance; plus

(iii) the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan.

        SECTION 5:    Duration of Plan

        No Awards may be granted under this Plan after June 11, 2011. Although Common Shares may be issued after June  11, 2011 pursuant to Awards that were duly granted prior to such date, no Common Shares may be issued under this Plan after June 11, 2021.

        SECTION 6:    Administration of Plan

        (a)  This Plan shall be administered by a committee of the Board of Directors (the “Committee”) consisting of two or more directors, each of whom is both a Disinterested Person for purposes of Rule 16b-3 promulgated under the Exchange Act and an Outside Director for purposes of Section 162(m) of the Internal Revenue Code, as such Rule and such Section may be amended from time to time).

        (b)  Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Employees, and to which of such Employees, if any, Awards shall be granted hereunder;

(iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

(v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

        SECTION 7:    Adjustments

        If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in:

(a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan;

(b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan; and

(c) the maximum number of Common Shares with respect to which options or rights may thereafter be granted under this Plan to any Employee during any fiscal year.

        SECTION 8:    Limitation on Repricing of Stock Options

        Except for adjustments pursuant to Section 7 hereof, the Company shall not take any action that would directly or indirectly reduce the exercise price of an outstanding stock option granted under this Plan if such action would cause the Company to recognize, for financial statement reporting purposes, any increase in the compensation cost attributable to such stock option.

        SECTION 9:    Amendment and Termination of Plan

        The Board of Directors may amend or terminate this Plan at any time and in any manner, subject to the following:

(a) no recipient of any Award shall, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination;

        (b)  if any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, requires that any such amendment be approved by the stockholders of the Company, then such amendment shall not be effective unless and until it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company; and

        (c)  any amendment of Section 8 hereof shall not be effective unless and until it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company.

        SECTION 10:    Effective Date of Plan

        This Plan shall be effective as of June 11, 2001, the date upon which it was approved by the Board of Directors; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company.

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 2001

        The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 13, 2001, and at any adjournment thereof, upon the election of directors and any other matter properly coming before the meeting.

        If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

        This card also provides voting instructions for shares, if any, held in the Company’s employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED 2001 STOCK INCENTIVE PLAN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PROXY

Please sign on the reverse side of this card and return promptly to
Midtown Station, P.O. Box 958, New York, New York 10138-0812.
If you do not sign and return a Proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

Δ FOLD AND DETACH HERE  Δ

Please mark your votes as indicated in this example							X

		FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below		FOR	AGAINST	ABSTAIN
1.	To elect nominees to the CSC Board of Directors.	☐	☐		☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee’s name in the list below.				2.	To approve and adopt the proposed 2001 Stock Incentive Plan.
Nominees:				3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
[01]	Irving W. Bailey, II, [02] Stephen L. Baum, [03] Rodney F. Chase,
[04]	Van B. Honeycutt, [05] William R. Hoover, [06] Leon J. Level,
[07]	Thomas A. McDonnell, [08] F. Warren McFarlan,			Dated: , 2001
[09]	James R. Mellor and [10] William P. Rutledge.
Signature

Signature

 Please date, sign and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTE
Δ FOLD AND DETACH HERE  Δ

IMPORTANT NOTICE TO SHAREHOLDERS

RETURNING YOUR COMPLETED PROXY CARD PREVENTS ESCHEATMENT

Most states have escheat laws which require CSC to transfer shareholder accounts when they meet that state’s criteria for abandoned property. These laws require CSC to issue a replacement stock certificate to the applicable state and the certificate in the shareholder’s possession is cancelled on the records of CSC’s transfer agent. While the specified number of years varies by state, escheatment generally occurs when CSC mail addressed to you is continually returned undelivered and there is no other contact for a three year period. After delivery to the state, the stock often is sold and claimants are given only the proceeds of the sale, which may or may not be to your benefit, depending on the subsequent trend of the stock price. In addition, it can take many months to retrieve custody of the stock or the proceeds for its sale.

Therefore, it is very important that you return your voted proxy card to CSC and that CSC has your current address. If you have moved, please provide your new address to CSC’s transfer agent: Mellon Investor Services, P.O. Box 3315, South Hackensack, New Jersey 07606, telephone 800.526.0801. Please inform Mellon Investor Services if you have multiple accounts or hold stock under more than one name.

For additional information, the CSC shareholder services and automated literature request line is available at telephone 800.542.3070.

Note:	CSC employees are requested to notify their local Human Resources representative of any address change.

ANNUAL MEETING OF STOCKHOLDERS, AUGUST 13, 2001

        The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Time, on August 13, 2001, and at any adjournment thereof, upon the election of directors and any other matter properly coming before the meeting.

        If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted, and if only one of them shall be present and vote, he shall have the powers hereby granted.

        This card also provides voting instructions for shares, if any, held in the Company’s employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSED 2001 STOCK INCENTIVE PLAN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

PROXY

If you do not sign and return a Proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

Please mark your votes as indicated in this example							X

		FOR all nominees (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below		FOR	AGAINST	ABSTAIN
1.	To elect nominees to the CSC Board of Directors.	☐	☐		☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike out that nominee’s name in the list below.				2.	To approve and adopt the proposed 2001 Stock Incentive Plan.
Nominees:				3.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
[01]	Irving W. Bailey, II, [02] Stephen L. Baum, [03] Rodney F. Chase,
[04]	Van B. Honeycutt, [05] William R. Hoover, [06] Leon J. Level,
[07]	Thomas A. McDonnell, [08] F. Warren McFarlan, [09] James R. Mellor			Dated: , 2001
and [10] William P. Rutledge.
Signature

Signature

 Please date, sign and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership, or an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supersede this Proxy.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTE